UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2010
ReSearch Pharmaceutical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52981	20-4322769

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Virginia Drive, Fort Washington, PA	19034

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 540-0700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 27, 2010, ReSearch Pharmaceutical Services, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Roy RPS Holdings Corp. (“Parent”), a Delaware corporation affiliated with Warburg Pincus Private Equity X, L.P., and RPS Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”).
Pursuant to the Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) will be cancelled and converted automatically into the right to receive $6.10 in cash, without interest, except for shares (i) in respect of which appraisal rights have been properly exercised under Delaware law and (ii) owned by the Company, or by Parent or Merger Sub. Additionally, at the effective time of the Merger, each outstanding option to acquire shares of Common Stock issued under the Company’s equity compensation plan that is vested and exercisable will be cancelled in exchange for the right to receive an amount per share of Common Stock underlying the applicable stock option equal to the excess, if any, of the Merger consideration of $6.10 over the applicable exercise price of such stock option. Each outstanding option to acquire shares of Common Stock that is unvested at the effective time of the Merger and is not contractually entitled to accelerated vesting as of the effective time will be exchanged by the Parent or one of its affiliates for options having an aggregate intrinsic value equal to the value of such unvested options.
The consummation of the Merger is subject to various customary closing conditions, including (i) 20 days having elapsed from the mailing of the definitive information statement, with respect to the Merger Agreement, to the Company’s stockholders in conjunction with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, (iii) the absence of a material adverse effect on the Company, (iv) the absence of legal prohibitions on the completion of the Merger, (v) the accuracy of the representations and warranties made by the Company, Parent and Merger Sub and (vi) the performance, in all material respects, by each of the Company, Parent and Merger Sub of all of its respective obligations, agreements and covenants under the Merger Agreement. The Merger is not subject to any financing condition. Completion of the Merger is anticipated to occur in February 2011, although there can be no assurance the Merger will occur within the expected timeframe or at all.
The Merger Agreement contains customary representations and warranties made by the Company, Parent and Merger Sub. The Company has also agreed to various covenants in the Merger Agreement, including, among other things, covenants (i) to conduct its material operations in the ordinary course of business consistent with past practice and (ii) not to take certain actions prior to the closing of the Merger without the prior consent of Parent.
The Merger Agreement prohibits the Company from soliciting or encouraging competing acquisition proposals. The Company may, however, subject to the terms and conditions set forth in the Merger Agreement, provide information to a third party that makes an unsolicited acquisition proposal after the date of the Merger Agreement and prior to January 31, 2011 and may engage in discussions and negotiations with such third party until January 31, 2011, provided that, among other things, the Board determines in good faith (after consultation with its outside counsel) that such unsolicited acquisition proposal is, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement). Under certain circumstances, the Company is permitted to terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal, provided that the Company must, among other things, notify Parent at least four business days in advance of its intention to take such action and concurrently with entering into such agreement pay the Parent’s designees the termination fee discussed below.

The Merger Agreement may be terminated by either the Company or Parent in certain circumstances, and if the Merger Agreement is terminated, then the Company may be required under certain circumstances specified in the Merger Agreement to pay Parent a termination fee of $10,000,000. In other circumstances, Parent may be required to pay to the Company a reverse termination fee of $40,000,000.
The foregoing summary description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.
The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provided investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.
A copy of the press release issued by the Company on December 28, 2010 in connection with the execution of the Merger Agreement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On December 27, 2010, following execution of the Merger Agreement, stockholders holding in the aggregate, 21,181,509 shares of Company common stock, constituting approximately 56.8% of the voting power of the outstanding shares of Company common stock, executed written consents adopting and approving in all respects the Merger Agreement and the transactions and agreements contemplated thereby, including the Merger. No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.
Item 8.01. Other Events.
On December 28, 2010, the Company issued a press release entitled “ReSearch Pharmaceutical Services to be Acquired by Warburg Pincus” in which, inter alia, we announced the acquisition of the Company pursuant to the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 27, 2010, by and among ReSearch Pharmaceutical Services, Inc., Roy RPS Holdings Corp., and RPS Merger Sub, Inc.*

99.1	Press release dated December 28, 2010.

*	Certain schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

Date: December 28, 2010	ReSearch Pharmaceutical Services, Inc.
	By:	/s/ Steven Bell
Steven Bell
Executive Vice President, Finance Chief Financial Officer, Secretary, and Treasurer

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of December 27, 2010, by and among ReSearch Pharmaceutical Services, Inc., Roy RPS Holdings Corp., and RPS Merger Sub, Inc.*

99.1	Press release dated December 28, 2010.

*	Certain schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.